As Filed with the Securities and Exchange Commission on December 2, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DCP MIDSTREAM PARTNERS, LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4922 (Primary Standard Industrial Classification Code Number)	03-0567133 (I.R.S. Employer Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(303) 633-2900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Bradley
President and Chief Executive Officer
370 17th Street, Suite 2775
Denver, Colorado 80202
(303) 633-2900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas P. Mason Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2300 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Christopher J. Arntzen Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-128378
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price	Registration Fee
Common units representing limited partner interests	$5,175,000(1)(2)	$533.73(3)

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

(3)	The registrant previously registered common units having a proposed maximum aggregate offering price of $217,350,000 on its Registration Statement on Form S-1 (File No. 333-128378), for which a filing fee of $25,583 was paid.

     The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     DCP Midstream Partners, LP, a Delaware limited partnership (the “Registrant”), is filing this registration statement pursuant to General Instruction V of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the initial public offering of the Registrant’s common units representing limited partner interests contemplated by the Registration Statement on Form S-1 (File No. 333-128378), as amended (the “Prior Registration Statement”), which was originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 16, 2005 and declared effective by the Commission on December 1, 2005.
     The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into, and shall be deemed a part of, this registration statement.
     The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     (a) Exhibits:

Number	Description
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.5	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-128378) and incorporated by reference herein.)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 2, 2005.

DCP Midstream Partners, LP

By:	DCP Midstream GP, LP its General Partner

By:	DCP Midstream GP, LLC its General Partner

By: /s/ Michael J. Bradley
Name: Michael J. Bradley
Title: President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jim W. Mogg	Chairman of the Board	December 2, 2005

/s/ Michael J. Bradley Michael J. Bradley	President, Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2005

* Thomas E. Long	Vice President and Chief Financial Officer (Principal Financial Officer)	December 2, 2005

* Patrick J. Welch	Controller (Principal Accounting Officer)	December 2, 2005

/s/ William H. Easter, III William H. Easter, III	Director	December 2, 2005

/s/ Paul F. Ferguson, Jr. Paul F. Ferguson, Jr.	Director	December 2, 2005

/s/ John E. Lowe John E. Lowe	Director	December 2, 2005

*By: /S/ Michael J. Bradley Michael J. Bradley As Attorney-in-Fact

EXHIBIT INDEX

Number	Description
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.5	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-128378) and incorporated by reference herein.)